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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2005


                           WILSHIRE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                       1-4673                 84-0513668
(State or other jurisdiction of       (Commission File          (IRS Employer
 incorporation or organization)           Number)            Identification No.)

921 BERGEN AVENUE, JERSEY CITY, NEW JERSEY                          07306
(Address of principal executive offices)                          (Zip Code)


(Registrant's telephone number, including area code)           (201) 420-2796



         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 1, 2005, Wilshire Enterprises, Inc. (the "Company') entered into an agreement with GDG Partners L.L.C., an independent, privately held real estate development company (the "Buyer"), to sell its Phoenix, Arizona apartment property known as Biltmore Club for $21.0 million in cash. In addition to the original, non-refundable deposit of $100,000, the Buyer is required to deposit in escrow an additional $400,000 of non-refundable earnest money by June 30, 2005 in two payments for a total of $500,000 and acquire the property by December 23, 2005. The sale is "as is" and the Buyer's required $500,000 earnest money is non-refundable subject only to the Company's ability to convey good title. The Company expects to record a profit, net of taxes, of approximately $9.0 million on the transaction.

         A press release describing, among other things, the execution of this agreement is attached as exhibit 99.1.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

                  a.       Not applicable.

                  b.       Not applicable

                  c.       Exhibits

                  The following exhibit is filed with this report:

    Exhibit Number         Description
    --------------         -----------

    99.1 Press release announcing agreement to sell the property known as Biltmore Club and other real estate transactions.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 2, 2005                     WILSHIRE ENTERPRISES, INC.
                                             (Registrant)



                                             By:  /s/ Daniel C. Pryor
                                                  ------------------------------
                                                  Daniel C. Pryor
                                                  President


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                                 EXHIBIT INDEX

    Exhibit Number         Description
    --------------         -----------

    99.1 Press release announcing agreement to sell the property known as Biltmore Club and other real estate transactions.


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